                                                                   EXHIBIT 10.11

                     SUPPLEMENTAL MUTUAL SUPPORT AGREEMENT
                     -------------------------------------


     This Supplemental Agreement made as of this 11th day of January, 1996, by and between Florists' Transworld Delivery, Inc., a Michigan corporation and the survivor by merger with Florists' Transworld Delivery Association, a Michigan non-profit corporation ("FTDI"), and FTD Association, an Ohio non-profit corporation organized on a membership basis ("FTDA").

     This Supplemental Agreement is made for the purpose of modifying the original Mutual Support Agreement executed between the parties hereto as of December 18, 1994. The original Mutual Support Agreement is modified as follows:

     1.   Section 2.3(a) is amended to read in its entirety as follows:

               "(a) FTDA Directors. FTDI may designate up to twenty percent (20%), but not fewer than two (2), of the members of the Board of Directors of FTDA. The balance of the members of the Board of Directors of FTDA shall be elected by the Active Members voting on the basis of one vote for each such membership interest, provided that regional representation by, and election of, such directors may be established in accordance with applicable law."

     2.   Section 2.4 is amended to read in its entirety as follows:

               "2.4 Representation on FTDI Board of Directors.   FTDA
                    -----------------------------------------
          may designate up to twenty percent (20%), but no fewer than two (2), of the members of FTDI's Board of Directors and the boards of directors of any controlled Affiliates (other than RGC) of FTDI which may operate any portion of the Businesses.

     3. A new Section 2.4.1 (inserted between Sections 2.4 and 2.5) is added to the Mutual Support Agreement which provides the following:

               "2.4.1  No Overlap of Officers
                       ----------------------

                       (a) No officer of FTDA shall be an officer of FTDI.

                       (b) No officer of FTDI shall be an officer of FTDA."

     4.   Section 3.1(d)(1) is amended to read in its entirety a follows:

               "(1) Under FTDA Standards.  FTDA agrees that it shall
                    --------------------
          enforce the FTDA Standards and the other rules and regulations contained in the FTDA Handbook, to the full extent necessary to maintain and protect the goodwill associated with the Member Used Intellectual Property, and FTDI hereby acknowledges that the extent to which FTD enforced its standards prior to the Merger was sufficient for this purpose. Notwithstanding the foregoing, in the event a Member's violation pertains to the FTDA Standards (other than with respect to a FTDA Standard which pertains specifically to a Member's participation in another wire association), and FTDA fails in the reasonable opinion of FTDI to discipline said Member as required, FTDI shall have the right to take whatever action FTDI deems necessary to enforce the FTDA Standards against said Member, up to and including the imposition of limitations upon or termination of a Member's access to FTDI's clearinghouse, communications system and other business operations and/or suspension or termination of such Member's Trademark Membership License Agreement, it being understood that such discipline would not extend to that Member's status in FTDA or access to or other benefits or attributes of FTDA membership (other than with respect to such Member's access to FTDI's business operations as referred to above or the use of the Member Used Intellectual Property and the Trademark Membership License Agreement), provided that in the event a Member's access to FTDI's clearinghouse, communications system, and other business operations has been terminated by FTDI and/or the Trademark Membership License Agreement has been terminated by FTDI, FTDA, at the request of the Member (if FTDA agrees and reasonably determines that such termination was unreasonable), may submit such matter to a neutral arbitrator selected by FTDI and FTDA who shall apply the procedures in Section 7.8 of this Agreement. In the event the arbitrator determines upon such appeal that a Member's right to use the clearinghouse, communications system, other business operations, the Member Used Intellectual Property and the Trademark Membership License Agreement should be reinstated, and in the event that the Member has met its financial obligations to FTDI, FTDI shall reinstate the Member. The decision of the arbitrator shall be deemed to constitute action by FTDI to maintain the goodwill associated with the Member Used Intellectual Property."

     5.   Section 3.1 (d)(2) is amended to read in its entirety as follows:

               "(2) Under FTDI Standards.  FTDA agrees that FTDI shall
                    --------------------
          have the right to discipline Members for violating the FTDI Standards that shall be adopted by FTDI for the use of its clearinghouse, communications system, and other business operations to the extent necessary to ensure proper usage thereof and payment therefor by Members associated with the Member Used Intellectual Property, and such discipline may include the imposition of limitations upon or termination of a Member's access to FTDI's clearinghouse, communications system, and other business operations and/or suspension or termination of such Member's Trademark Membership License Agreement, it being understood that such discipline would not extend to that Member's status in FTDA or access to or other benefits or attributes of FTDA membership (other than with respect to such Member's access to FTDI's business operations as referred to above or the use of the Member Used Intellectual Property and the Trademark Membership License Agreement), provided that a Member disciplined by FTDI for violating the FTDI Standards, which discipline results in termination of a Member's access to FTDI's clearinghouse, communications system, and other business operations and/or termination of such Member's Trademark Membership License Agreement, shall have a right of appeal to a neutral arbitrator selected by FTDI and the Member who shall apply the arbitration procedures referred to in Section 7.8; provided further, however, that a Member's right of appeal to an arbitrator under this Section 3.1 (d)(2) shall exist only if (i) FTDA shall determine, in its good faith judgment, that such termination was unreasonable, and (ii) such termination was not based, in whole or in part, upon (x) the failure of such Member to meet its financial obligations to FTDI for a period of 60 consecutive days, (y) the occurrence of three or more bonafide customer complaints and/or test order failures within any consecutive 12 month period or (z) the use of FTDI's clearinghouse, communications system or other business operations or the Member Used Intellectual Property in a manner determined by FTDI in its good faith judgment to be inconsistent with FTDI's Standards or the Trademark Membership License Agreement after delivery of notice thereof to such Member not less than thirty (30) days prior to such termination and the failure by such Member to cure such use in such thirty (30) day period. In the event the arbitrator determines upon such appeal that a Member's right to use the clearinghouse, communications system, other business operations, the Member Used Intellectual Property and the Trademark Membership License Agreement should be reinstated, and in the event that the Member has met its financial obligations to FTDI, FTDI shall reinstate the Member. The decision of the arbitrator shall be deemed to constitute action by FTDI to maintain the goodwill associated with the Member Used Intellectual Property. FTDA agrees that it shall not invoke the procedures referred to in Section 7.8 hereof to commence an arbitration proceeding against FTDI with respect to any dispute, controversy or claim arising out of or relating to this Section 3.1(d)(2) except to the extent that FTDA determines that the FTDI Standards adopted by

          FTDI for the use of FTDI's clearinghouse, communications system, and other business operations are not necessary to ensure proper usage thereof and payment therefor by Members associated with the Member Used Intellectual Property."

     6. Section 3.1 (m) is amended to read in its entirety as follows:

               "(m) FTDA Standards.  FTDI shall at all times control
                    --------------
          the nature and quality of the Licensees' products and services identified by the Member Used Intellectual Property. For this purpose FTD hereby appoints FTDA as FTDI's exclusive agent after the Merger for purposes of establishing and enforcing the FTDA Standards which shall govern the activities of the Members and their use of the Member Used Intellectual Property under their respective Trademark Membership License Agreements with FTDI. FTDA agrees to establish and enforce quality control standards for Licensees consistent with the quality control standards enforced by FTD prior to the Merger and FTD finds on behalf of FTDI that such standards and the quality to be enforced by FTDA are sufficient to adequately protect the goodwill associated with the Member Used Intellectual Property and the Members' products and services. FTDA agrees that the FTDA Standards shall at all times be sufficient to protect the goodwill associated with the Member Used Intellectual Property. FTDA will notify FTDI of any proposed modification (whether written or oral, through amendment, addition, deletion or otherwise) of the FTDA Standards or any of the FTDA Standards not less than sixty (60) days in advance of the earlier of the proposed notice, announcement or implementation of such modification, provided that in the event such modification involves a proposed amendment to FTDA's Code of Regulations pursuant to Section 2(c) or
          Section 2(d) of Regulation XI thereof, such notice shall be given within three (3) days after such amendment has been proposed. In the event that FTDI determines in its good faith judgment that any such proposed modification of the FTDA Standards could violate FTDA's obligations as set forth in this Section 3.1(m), FTDI shall be entitled to submit such matter to arbitration as contemplated by Section 7.8 hereof, and implementation of any such modification shall be delayed pending the resolution of such controversy pursuant to such Section 7.8."

     7. Section 3.1 (o)(i) is amended to read in its entirety as follows:

               "(o) Non-Competition.  (i)(A) During the term of the
                    ---------------
          Trademark License Agreement, FTDA agrees it will not carry on, directly or indirectly, whether alone or in conjunction with any Person, as a holder of an equity interest exceeding five percent (5%) of the combined equity interest of any corporation or partnership, or as a principal, agent, or otherwise, or have a material interest in, advise, lend money (other than in connection with the purchase of public debt securities or commercial paper) to, guarantee debts or obligations of or otherwise provide material support or material assistant to any Person that, directly or indirectly, carries on, any business activity which is in competition with the Businesses in the United States of America, in Canada and Mexico, in the countries of the European Union or any other place in the world where the Businesses are currently conducted, in the event that such business activity utilizes or proposes to utilize in any way any portion of the Licensed Intellectual Property.

               (B) For a period of fifteen (15) years from the date of this Agreement, FTDA agrees it will not carry on, directly or indirectly, whether alone or in conjunction with any Person, as a holder of any equity interest exceeding five percent (5%) of the combined equity interest of any corporation or partnership, or as a principal, an agent, or otherwise, or have a material interest in, advise, lend money (other than in connection with the purchase of public debt securities or commercial paper) to, guarantee debts or obligations of or otherwise provide material support or material assistance to any Person that, directly or indirectly, carries on, any business activity which is in competition with the Businesses in the United States of America, in Canada and Mexico, in the countries of the European Union or any other place in the world where the Businesses are currently conducted.

               (C) In the event that FTDA engages in any of the activities contemplated by clause (B) of this Section 3.1
          (o)(i) subsequent to the 15-year period, (I) (x) FTDI shall be entitled in its sole discretion to renegotiate with FTDA the bases upon which FTDI continues to provide administrative and similar services to FTDA pursuant to the terms of this Agreement and (y) the obligations of FTDI under Section 3.1 (i) of this Agreement will terminate immediately and (II) in the event such activities are carried on within the floral industry, the obligations of FTDI under Section 3.1(c)(ii) and (iii) will terminate immediately."

     8. Section 3.1 (g) is amended to read in its entirety as follows:

               "(g) Direct Orders.  After the Merger, FTDI and its
                    -------------
          Affiliates will fill all Direct Orders only through FTDI Licensees and will distribute all Direct Orders through procedures reasonably established by FTDI from time to time, such procedures in existence on the date hereof being set forth in Schedule 3.1 (g) hereto. Any changes to the procedures set forth in such schedule shall be made on a reasonable basis and shall provide for an allocation to FTDI Licensees of Direct

          Orders generated by FTDI and its Affiliates on a reasonable and equitable basis so as to provide an opportunity for all FTDI Licensees which are qualified under FTDI's Direct Order eligibility qualifications to participate in filling such Direct Orders. FTDI shall notify FTDA of changes in the schedule. In the event FTDA believes that such changes are not reasonable and equitable, it may submit such dispute to arbitration in accordance with the procedures provided in Section 7.8. In the event the arbitrator determines that the changes are not reasonable and equitable, the changes shall be discontinued by FTDI. In the event that FTDI reasonably should conclude that the procedures in effect are in violation of any third-party patent rights, then: (i) FTDI shall have no obligation under this or any other agreement to employ or implement such procedures, and (ii) FTDI shall establish and implement replacement procedures in accordance with this Section and with the provisions of Section (p) below to the extent applicable."


     IN WITNESS WHEREOF, FTDI and FTDA have caused this Agreement to be duly executed as of the day and year first above written.


FLORISTS' TRANSWORLD DELIVERY, INC.


By:   /s/ Margaret C. Whitman
      -------------------------
Its:      President/CEO
      -------------------------


FTD ASSOCIATION


By:   /s/
      -------------------------
Its:      President Elect
      -------------------------